Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

Description	Registration Statement Number

Form S-8
Lowe’s 401(k) Plan	33-29772
Lowe’s Companies, Inc. Directors’ Stock Incentive Plan	33-54497
Lowe’s Companies, Inc. 1994 Incentive Plan	33-54499
Lowe’s Companies, Inc. 1997 Incentive Plan	333-34631
Lowe’s Companies, Inc. Directors’ Stock Option Plan	333-89471
Lowe’s Companies Benefit Restoration Plan	333-97811
Lowe’s Companies Cash Deferral Plan	333-114435
Lowe’s Companies, Inc. 2006 Long-Term Incentive Plan	333-138031; 333-196513
Lowe’s Companies Employee Stock Purchase Plan - Stock Options for Everyone	333-36096; 333-143266; 333-181950

of Lowe's Companies, Inc. of our report dated June 19, 2020, relating to the financial statements and supplemental schedule of Lowe’s 401(k) Plan appearing in this Annual Report on Form 11-K of Lowe’s 401(k) Plan for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
June 19, 2020